Exhibit 99.1

HYVIA: RENAULT GROUP AND PLUG POWER’S JOINT VENTURE

LEADS THE WAY TO A COMPLETE ECOSYSTEM OF FUEL CELL POWERED LCVs, GREEN HYDROGEN AND REFUELING STATIONS ACROSS EUROPE

•	HYVIA expects to be first-to-market with turnkey hydrogen mobility solutions: light commercial vehicles with fuel cells, hydrogen charging stations, supply of carbon-free hydrogen, maintenance and management of fleets.
•	The joint venture will operate across four sites in France.
•	This joint venture intends to contribute to the decarbonization of mobility in Europe positioning France as industrial, commercial and technology leader.

Boulogne-Billancourt, June 3, 2021. Renault Group, a dominant player in the automotive industry, and Plug Power Inc. (NASDAQ: PLUG), a world leader in turnkey hydrogen and fuel cell solutions, are today launching their joint venture HYVIA, as outlined in the memorandum of understanding (MOU) agreement signed on January 12th, 2021. The joint venture is equally owned by the two partners and is chaired by David Holderbach, with over 20 years of experience in strategic, product and international sales at the Renault Group.

The name HYVIA is a contraction of “HY” for hydrogen and the Latin word “VIA” for road, embodying the ambition to open a new path towards low-carbon mobility. Commercial vehicles such as LCVs require greater range and shorter refueling time, operational demands where hydrogen fuel cells are the unparalleled energy solution.

HYVIA's activities will be carried out at existing Renault facilities in France:

1. The head office of the joint venture as well as the R&D teams will be located at Villiers-Saint-Frédéric, with the light commercial vehicle engineering and development center for Renault Group, to maximize synergy across teams.

2. The process, manufacturing and logistics teams will be based in Flins, as part of the Re-Factory project, and plan to begin the assembly of fuel cells and recharging stations by end of 2021.

3. The first vehicles, based on Renault Master, will be assembled at the Batilly plant.

4. The fuel cell integration will be carried out by PVI, a subsidiary of Renault Group since 2017, located in Gretz-Armainvilliers.

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The HYVIA integrated hydrogen technology complements Renault’s E-TECH technology, increasing vehicle range to 500 km with rapid recharging time of 3 minutes. These advantages are particularly well-suited to certain uses of light commercial vehicles while simultaneously addressing the regulatory challenges of decarbonizing city centers.

The first three fuel cell vehicles brought to market by HYVIA will be based on the Renault Master platform and should be available in Europe by end of 2021 and accompanied with the deployment of charging stations and the supply of green hydrogen:

- Transport of goods: Van version and Chassis cab version for large volumes.

- Transport of people: City bus version.

“As a pioneer in new energies and the European leader in electric light commercial vehicles, Renault Group is pursuing its objective of having the greenest mix on the market by 2030 with the creation of HYVIA. This joint venture integrates the entire hydrogen mobility ecosystem in a unique way, from the vehicle to infrastructure and turnkey services for customers. The development of this cutting-edge technology will enable us to strengthen our industrial base and set up new value-generating activities in France in this promising segment”, said Luca de Meo, CEO Renault Group

"Plug Power is a leader in solutions serving the hydrogen ecosystem, with over 40,000 fuel cell systems deployed, 110 charging stations deployed capable of distributing more than 40 tonnes of hydrogen per day. Plug Power is a technological leader in green hydrogen solutions by electrolysis. With HYVIA, we are bringing hydrogen mobility to France and Europe”, said Andrew Marsh, CEO Plug Power

“Renault has been a hydrogen pioneer since 2014 with more than a hundred light commercial vehicles on the road. We are excited to join forces with Plug Power with its integrated solutions approach towards green hydrogen. HYVIA is now opening a new path towards decarbonation with a complete offering of hydrogen solutions. HYVIA builds on the complementary skills of Renault Group and Plug Power and will target a 30% marketshare in hydrogen powered light commercial vehicles in Europe by 2030”, said David Holderbach, CEO HYVIA

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About Renault Group

Renault Group is at the forefront of a mobility that is reinventing itself. Strengthened by its alliance with Nissan and Mitsubishi Motors, and its unique expertise in electrification, Renault Group comprises 5 complementary brands - Renault, Dacia, LADA, Alpine and Mobilize - offering sustainable and innovative mobility solutions to its customers. Established in more than 130 countries, the Group has sold 2.9 million vehicles in 2020. It employs more than 170,000 people who embody its Purpose every day, so that mobility brings people closer. Ready to pursue challenges both on the road and in competition, Renault Group is committed to an ambitious transformation that will generate value. This is centred on the development of new technologies and services, and a new range of even more competitive, balanced and electrified vehicles. In line with environmental challenges, the Group’s ambition is to achieve carbon neutrality in Europe by 2050.

https://www.renaultgroup.com/en/

About Plug Power

Plug Power is building the hydrogen economy as a global leading provider of comprehensive hydrogen fuel cell turnkey solutions. Plug Power has deployed over 40,000 fuel cell systems, designed, and built 110 refueling stations that dispense more than 40 tons of hydrogen daily, and is a technology leader in green hydrogen solutions via electrolysis. Present in Europe for more than 10 years, Plug Power has significant references in hydrogen mobility with key European industrials, logistics customers and vehicle manufacturers. Plug Power installed several PEM technology electrolyzers in Germany, France, The Netherlands, and Portugal. The company has deployed more fuel cell systems for electromobility than anyone else in the world. We see ourselves as a truly transatlantic company.

https://www.plugpower.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. These statements include, but are not limited to, statements regarding the expectation that HYVIA will be the first-to-market with turnkey hydrogen mobility solutions; the expectation that HYVIA will open a new path towards decarbonatoin with a complete offering of hydrogen solutions; the expectation that HYVIA will successfully integrate the hydrogen mobility ecosystem and contribute to the decarbonization of mobility in Europe; the expectation that HYVIA will create value-generating activities in France; the statement regarding the advantages of the HYVIA technology and the expectation that the technology will position France as the industrial, commercial and technology leader; the expectation that HYVIA will be successful and operate across existing facilities in France; the expectation that the assembly of fuel cells and recharging stations will begin by the end of 2021; the expectation that the first fuel cell vehicles brought to market by HYVIA will be available in Europe by the end of 2021 and accompanied with the deployment of charging stations and the supply of green hydrogen; and the statement that HYVIA will target a 30% market share in hydrogen powered light commercial vehicles in Europe by 2030. You are cautioned that such statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will have been achieved. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Plug Power in general, see Plug Power’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Plug Power ’s Annual Report on Form 10-K for the year ended December 31, 2020. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. We disclaim any obligation to update forward-looking statements except as may be required by law.

Media Contacts

HYVIA

Isabelle BEHAR

+33 (0)6 08 71 63 31

Isabelle.behar@renault.com

Renault Group

Delphine DUMONCEAU

+33 (0)6 09 36 40 53

delphine.dumonceau-costes@renault.com

Plug Power
Europe

Valentine SERRES

+33 (0)7 78 41 45 91

Dorian MASQUELIER

+33 (0)7 77 26 24 57

plugpower@clai2.com

North America

Ian Martorana
The Bulleit Group
(415) 237-3681
plugpowerpr@bulleitgroup.com

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